UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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RODMAN & RENSHAW CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1251 Avenue of the Americas
New York, New York 10020
(212) 356-0500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 6, 2011
AT 9:00 AM., EDT

To our stockholders:

               You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Meeting”) of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the “Company”), which will be held on Friday, May 6, 2011 at 9:00 AM eastern daylight savings time at our corporate headquarters located at 1251 Avenue of the Americas, New York, New York 10020, 20th Floor, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1.	To elect a Board of Directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2011 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

               Stockholders of record of the Company’s common stock at the close of business on March 29, 2011, the record date set by the Board of Directors, are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof.

               THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

By Order of the Board,

Gregory R. Dow, Secretary

New York, New York
April 4, 2011

Important notice regarding Internet availability of proxy materials for the 2011 Annual Meeting to be held on May 6, 2011

The proxy materials for the Annual Meeting, including the Proxy Statement and 2010 Annual Report on Form 10-K, are available online at http://www.rodm.com

PROXY STATEMENT

          This proxy statement contains information related to the 2011 Annual Meeting of Stockholders (“Meeting”) of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (“we”, “us”, “our”, “Rodman” or the “Company”), to be held at our corporate headquarters located at 1251 Avenue of the Americas, New York, New York 10020, 20th Floor, on Friday, May 6, 2011 at 9:00 AM, EDT, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement, proxy card and a copy of our annual report on Form 10-K for the year ended December 31, 2010 is April 4, 2011.

SOLICITATION AND REVOCATION OF PROXIES

          A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company (the “Board”) for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at anytime by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

          If your shares are registered directly in your name with Corporate Stock Transfer, Inc., our transfer agent, you are considered a stockholder of record. As a stockholder of record at the close of business on March 29, 2011 (the “Record Date”), you can vote in person at the Meeting or you can provide a proxy to be voted at the Meeting by signing and returning the enclosed proxy card. If you submit a proxy card, we will vote your shares as you direct. If you submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board. If your shares are held in a stock brokerage account or otherwise by a nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.” If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or other nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange. On those matters as to which those rules do not permit brokers or other nominees to vote in the absence of instructions from the account holder, the broker or other nominee will not vote the shares on the matter (this is a “broker non-vote”).

* * * * * * * * *

STOCKHOLDER’S VOTING RIGHTS

          Only holders of record of the Company’s common stock, $0.001 par value (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponements thereof. On the Record Date there were 33,117,498 shares of Common Stock outstanding, each with one vote per share.

          Our bylaws provide that the holders of a majority of the shares of our Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and “broker non-votes” will be counted as present for the purpose of determining the presence of a quorum.

          With respect to the election of directors, assuming a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of the Company’s common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for a particular Board seat is elected for that seat. On this item of business, “withheld” votes and “broker non-votes” will be deemed not to have been cast and will have no legal effect in the election of directors.

          With respect to the proposal to ratify KPMG LLP as the Company’s independent auditors for fiscal year ending December 31, 2011, or any other non-election matter that may come before the meeting, assuming a quorum is present, the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter is required to approve the proposal. For purposes of the vote on any such proposal, abstentions are tantamount to a “no” vote, but “broker non-votes” will not be counted and therefore will have no impact on the outcome of the vote on such items of business.

          We have retained our transfer agent, Corporate Stock Transfer, Inc., as independent inspector of election to receive and tabulate the votes. Our transfer agent will also certify the results and perform any other acts required by the Delaware General Corporation Law.

* * * * * * * * *

MANAGEMENT

          Set forth below is information concerning Rodman’s board directors and senior executive officers, as of March 1, 2011.

Name	Age	Position

Wesley K. Clark	66	Chairman and Director
Michael Vasinkevich	43	Vice Chairman and Director
Edward Rubin	43	Chief Executive Officer (Principal Executive Officer), President and Director
John J. Borer III	53	Senior Managing Director, Head of Investment Banking and Director
David Horin	42	Chief Financial Officer (Principal Accounting Officer)
Winston Churchill	70	Director
Richard M. Cohen	60	Director
Peter F. Drake	57	Director
Sam Dryden	61	Director
Mark L. Friedman	63	Director
Marvin I. Haas	68	Director

          Executive officers are appointed by, and serve at the pleasure of, the Board. A brief biography of each director and executive officer follows:

          Wesley K. Clark. General Clark was appointed Chairman on July 10, 2007 and became a director on July 22, 2007. He was appointed chairman of Rodman & Renshaw Holding LLC (“Holding”), our predecessor, in January 2006. In addition to being an educator, writer and commentator, General Clark is chairman and chief executive officer of Wesley K. Clark & Associates, a strategic advisory firm he founded in March 2003. From June 2000 through March 2003, General Clark was a managing director at Stephens, Inc., an investment banking firm based in Arkansas. From June 1966 through June 2000, General Clark served in the U.S. Army where he held numerous staff and command positions and rose to the rank of four-star general. He served as NATO Supreme Allied Commander and Commander in Chief of the U.S.-European Command from July 1997 through May 2000. In August 2000, General Clark was awarded the Presidential Medal of Freedom, the United States’ highest civilian honor. General Clark graduated from the United States Military Academy at West Point in 1966. He received a Masters in Philosophy, Politics and Economics from Oxford University where he was a Rhodes Scholar from 1966 to 1968. General Clark serves on the board of directors of AMG Advanced Metallurgical Group N.V., a global producer of specialty metals and metallurgical vacuum furnace systems, Bankers Petroleum Ltd., a Canadian-based oil and gas exploration and production company, Juhl Wind, Inc., a wind energy provider, Torvec, Inc., an automotive technology company, Rentech, Inc., a global provider of clean energy solutions and Prysmian S.r.L, ..a provider of high-technology cables and systems for energy and telecommunication. He is a former director of Adams Aircraft Industries, Inc., Argyle Security, Inc., CVR Energy, Inc., Nutracea Inc. and Summit Global Logistics, Inc.

          Michael Vasinkevich. Mr. Vasinkevich was appointed Vice Chairman on July 10, 2007 and became a director on July 22, 2007. He was appointed vice chairman of Holding in May 2007. He joined us in July 2002 as senior managing director and was appointed a director of Rodman & Renshaw, LLC (“R&R”), our registered broker-dealer in 2006 and a director of Holding in 2004. From August 1999 through May 2002, Mr. Vasinkevich was a managing director at Ladenburg Thalmann & Co. Inc., and for the last 11 months of his tenure there he was president of capital markets. From November 1998 through July 1999 he was the founder and managing director of Tandem Venture Partners, Ltd., a specialized financial advisory firm focusing on growth companies in the United States and Asia. From June 1997 to November 1998, he was the managing director of the structured finance group at Jesup & Lamont Securities Corp.

          Edward Rubin. Mr. Rubin was appointed Chief Executive Officer on February 9, 2009, and became President and a director on July 10, 2007. He was appointed president of Holding in May 2007. He originally joined Holding in June 2002 as a senior managing director. He served as President of R&R from September 2006, as a director of R&R since 2006 and as a director of Holding since 2004. From August 1999 through May 2002, Mr. Rubin was a director, corporate finance with Ladenburg Thalmann & Co. Inc. From November 1998 through July 1999, he was the founder and executive vice president of Tandem Venture Partners, Ltd., a specialized financial advisory firm focusing on growth companies in the United States and Asia. From July 1998 to November 1998, he was a vice president in the structured finance group at Jesup & Lamont Securities Corp. From November 1995 through December 1997, Mr. Rubin was assistant general counsel for NCH Capital, an investment fund specializing in investments in Eastern Europe and the former Soviet Union. From September 1993 through November 1995, Mr. Rubin was an associate in two law firms in New York, Friedman & Kaplan and Coudert Brothers. Mr. Rubin received his B.A. in political science from Bernard M. Baruch College in 1989 and his J.D. from New York University School of Law in 1993.

          John J. Borer III. Mr. Borer became a director on July 22, 2007 and a Senior Managing Director and Co-Head of Investment Banking in September 2007. Since July 2008, he has been Head of Investment Banking. Mr. Borer was our Chief Executive Officer from July 10, 2007 through September 4, 2007. Mr. Borer was appointed chief executive officer of Holding in May 2007. He also served as a director of Holding since April 2004 and a director of R&R since 2002. From 1998 through 2006 he was a senior managing director and the president of R&R. From 1991 through 1998, Mr. Borer was a managing director and head of investment banking at the broker-dealer affiliate of the original Rodman & Renshaw firm. From 1984 through 1991, Mr. Borer was senior vice president and investment manager in the new business development office of Security Pacific Business Credit Inc. From 1979 through 1984, he served as a vice president and business development officer with Barclays American Business Credit in its Los Angeles office. Mr. Borer received his B.S. in Agricultural Economics from the University of California at Davis in 1978 and his J.D. from Loyola Law School in Los Angeles in 1984.

          David Horin. Mr. Horin became our Chief Financial Officer on March 17, 2008. From 2003 through March 2008, Mr. Horin was the Managing Director of Accounting Policy and Financial Reporting at Jefferies & Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. Prior to his employment at Jefferies & Company, from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG’s Department of Professional Practice in New York, where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin has a Bachelor of Science degree in Accounting from Baruch College at the City University of New York. Mr. Horin is also a Certified Public Accountant.

          Winston Churchill. Mr. Churchill became a director on October 16, 2007. He has served as the chairman of the board of Cyalume Technologies Holdings Inc. (OTCBB:CYLU), successor by change of name to Vector Intersect Security Acquisition Corp., since May 31, 2006. Since 1996, Mr. Churchill has been the managing general partner of SCP Partners, which manages several private equity and venture capital funds. From 1993 to the present he has been the chairman of CIP Capital Management, Inc., which manages a “small business investment company,” as defined by the National Association of Small Business Investment Companies. He is currently a director of Innovative Solutions and Support, a company engaged in the design, manufacture, and sale of flight information computers, flat panel displays, and monitoring systems; Amkor Technology, Inc., a subcontractor of semiconductor packaging and test services; Griffin Land & Nurseries, a real estate and landscape nursery business; and a number of private portfolio companies. Mr. Churchill received a B.S. in Physics, summa cum laude, from Fordham University in 1962, an M.A. in Economics from Oxford University, where he was a Rhodes Scholar, in 1964, and a J.D. from Yale Law School in 1967. He is a trustee of Immaculata University.

          Richard M. Cohen. Mr. Cohen became a director on August 13, 2007. Since 1996, he has been the President of Richard M. Cohen Consultants, a financial services consulting company that accepts engagements from public and private companies to assist with their corporate governance and corporate finance needs. Since 2003, Mr. Cohen has served as a director of Dune Energy, Inc., a publicly traded energy company for which he served as chief financial officer from November 2003 to April 2005. He is also currently serving as corporate secretary of Dune. Since February 2006, Mr. Cohen has served as a director of Helix Biomedix Inc., and December 2009 he has served as a Director of Cormedix, Inc. From 1984 through 1992, Mr. Cohen was an investment banker at Henry Ansbacher, Furman Selz, where he specialized in mergers & acquisitions, public equity offerings, and restructurings. From 1980 through 1983, Mr. Cohen was a vice president of corporate development at Macmillan, Inc. Mr. Cohen is a certified public accountant (New York State). He received a B.S. from the University of Pennsylvania (Wharton) in 1973 and an M.B.A. from Stanford University in 1975.

          Peter F. Drake. Dr. Drake became a director on October 16, 2007. Dr. Drake is currently the managing general partner of Mayflower Partners, a healthcare investment fund. From 1999 to 2002, he served as a managing director in the Equity Research Department of Prudential Securities, Inc., following Prudential’s acquisition of Vector Securities International, an investment banking firm co-founded by Dr. Drake in 1988. Vector specialized in raising capital for emerging healthcare companies and acted as an advisor in merger and alliance transactions in the healthcare area. Dr. Drake joined the investment banking firm of Kidder, Peabody & Co. as a biotechnology analyst in 1983, becoming a partner in 1986. He currently serves on the board of directors of Trustmark Insurance Co., a healthcare insurance provider, Penwest Pharmaceuticals Co., a publicly traded healthcare company providing drug delivery systems, Cortex Pharmaceuticals, Inc., a publicly traded neuroscience company, and Sequoia Sciences, a privately held biotechnology company focusing on the development of new antiinfectives. Dr. Drake received a B.A. in Biology from Bowdoin College in 1976, a Ph.D. in Biochemistry and Neurobiology from Bryn Mawr College in 1980 and a C.B.A. from the Wharton School of Business at the University of Pennsylvania in 1983.

          Sam Dryden. Mr. Dryden became a director on July 22, 2007. He had been appointed to the board of directors of Holding in March 2007. Since February 2010, he has served as Director, Agricultural Development of the Bill and Melinda Gates Foundation. He also serves as Senior Advisory Director of Wolfensohn & Company, a corporate advisory and investment firm. From January 1, 2007 until January 31, 2010, he served as a managing director of Wolfensohn & Company where he focuses on private equity investments in biofuels and other alternative energies. He was the chief executive officer of Emergent Genetics, LLC, a life science investment holding company, a position he has held since April 2004. From January 1997 through June 2006, he served as chairman and chief executive officer of Emergent Genetics, Inc., an international biotechnology company. He founded and held executive positions with both Agrigenetics Corporation, now part of Dow AgroSciences, and Big Stone Inc., a private venture-investment and development company, which participated in the founding of over a dozen life science companies. Mr. Dryden is a member of the Council on Foreign Relations where he serves on its Advisory Committee on Intellectual Property and American Competitiveness. Mr. Dryden received his B.A. from Emory University in 1973.

          Mark L. Friedman. Mr. Friedman became a director on October 16, 2007. Since 2001, he has served as the managing partner of Constellation Investment Partners LLC, a Florida based merchant-banking and special investment firm. In 2003, Mr. Friedman co-founded OnForce, Inc., an online marketplace for onsite technology services. Mr. Friedman was a partner of Shea & Gould, a national law firm, from 1982-1992 and also served as a member of its management committee. He previously served as a director of several public companies, including Allied Digital Technologies Corp. and Disc Graphics, Inc., where he also served as chairman of the audit committee. Mr. Friedman received his B.A. in history, magna cum laude, in 1970 and his J.D., cum laude, in 1973 from the University of Pennsylvania. He was elected to the Phi Beta Kappa Society and was Articles Editor of the University of Pennsylvania Law Review.

          Marvin I. Haas. Mr. Haas became a director on October 16, 2007. From December 2006 through August 2008, Mr. Haas served as a member of the board of directors of Universal Power Group, Inc. and as chairman of its compensation committee and as a member of its corporate governance and nominating committee. From 1993 until its sale to the Sara Lee Corporation in 1999, Mr. Haas served as president and chief executive officer of Chock Full

O’Nuts Corporation. Since his retirement from Chock Full O’Nuts, Mr. Haas has been a private investor. Mr. Haas received a B.A. from Northeastern University in 1965 and an M.B.A. from its Graduate School of Business in 1967.

Disclosure of Director Qualifications

          The Board, acting through the Nominating and Corporate Governance Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Nominating and Corporate Governance Committee regularly reviews the composition of the Board in light of the Company’s changing requirements, its assessment of the board’s performance, and the inputs of stockholders and other key constituencies.

          The Nominating and Corporate Governance Committee looks for certain characteristics common to all board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to board service.

          In addition, the Nominating and Corporate Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that can help the board to meet the broad set of challenges that it confronts. These individual qualities can include matters like experience in the company’s industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the company’s (e.g., financial service companies, growth companies, and companies that grow through acquistions), leadership experience, and relevant geographical experience.

          Following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of Rodman:

•

General Clark’s leadership in the U.S. Army and as NATO Supreme Allied Commander and Commander-in-Chief of the U.S. – European Command and his experience in the investment banking sector provides the board with broad leadership and strategic skills and perspective, particularly with regard to interaction with government agencies in our heavily regulated industry and in the non-U.S. markets that we target.

•

Mr. Vasinkevich’s knowledge regarding the capital markets and industries in which we compete provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management’s perspective of the business.

•

Mr. Rubin’s knowledge regarding our operations and the markets in which we compete, including non-U.S markets, provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management’s perspective of the business.

•

Mr. Borer’s knowledge regarding our history and operations and the markets provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management’s perspective of the business.

•

Mr. Churchill’s experience in managing private equity and venture capital funds, his legal education and his hands-on experience in public company corporate governance provides the board with the perspective of an active investor and fund manager with a deep understanding of the financial markets and corporate governance matters.

•

Mr. Cohen’s hands-on experience in public company corporate governance and corporate finance both through his current consulting practice and prior affiliation with Furman Selz provides the board with a unique perspective on corporate governance matters and corporate finance matters. Given his financial experience, Mr. Cohen has been determined by our board to be the Audit Committee financial expert.

•

Mr. Drake’s depth of knowledge of the investment banking sector, and his having been a key player in the growth and sale of Vector to Prudential Securities, provides the board with a perspective on growth and acquisition strategies.

•

Mr. Dryden’s in-depth knowledge of the biotechnology sector as well as his affiliations both with Wolfenson & Company and the Bill and Melinda Gates Foundation provides the board with valuable management and leadership skills, as well as insight into the biotechnology focus of our business.

•	Mr. Friedman’s law background, together with his investment and merchant banking experience, provides the board with valuable input into our business.

•

Mr. Haas’ experience as a chief executive officer of a public company and his current involvement in the investment community provides the board with valuable leadership skills and insight into our business.

Family Relationships

          None of the directors or executive officers is related by blood, marriage or adoption.

* * * * * * * * *

BENEFICIAL STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table sets forth information regarding beneficial ownership of our common stock as of March 1, 2011 (except as otherwise noted) for: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and current executive officers as a group.

          Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address(1)	Common Stock Beneficially Owned (2)

	Shares		Percent (3)

Directors and Named Executive Officers
Wesley K. Clark	458,280	(4)	1.4%
Michael Vasinkevich	1,500,000	(5)	4.3%
John J. Borer III	2,744,083	(6)	8.2%
Edward Rubin	14,211,683	(7)	40.9%
David Horin	339,195	(8)	1.0%
Sam Dryden	81,618	(9)	*
Richard Cohen	49,768	(9)	*
Winston Churchill	356,833	(10)	1.1%
Mark L. Friedman	144,205	(10)	*
Marvin I. Haas	53,768	(10)	*
Peter F. Drake	118,868	(9)	*
All current directors and executive officers as a group (11 persons)	20,058,301	(11)	53.3%

5% Stockholders
Steven T. Newby (12)
12716 Split Creek Court
North Potomac, MD 20878	3,740,533		11.2%

*	Less than 1.0%.
(1)	Unless indicated otherwise, all addresses are c/o Rodman & Renshaw Capital Group, Inc., 1251 Avenue of the Americas, New York, New York 10020.

(2)

Except as otherwise indicated and subject to applicable community property and similar laws, each named person has reported having the sole voting and investment power with respect to his or her shares, other than shares subject to options or other rights to acquire.

(3)

Percentage of Common Stock Beneficially Owned is based on the 33,277,499 shares outstanding as of March 1, 2011. In addition, shares which a person had the right to acquire that are included in his or her beneficial ownership are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person.

(4)	Includes 425,980 shares underlying options that are currently exercisable.
(5)

Includes 1,500,000 shares underlying restricted stock units (“RSUs”). RSUs represent a right to acquire shares but do not confer a right to vote and impose restrictions on the right to dispose of the underlying shares.

(6)	Includes 300,000 shares underlying RSUs.
(7)

Includes 1,500,000 shares underlying RSUs and 12,711,683 shares owned by Paul Revere, LLC (“Revere”). ARF Trust, a trust for the benefit of Mr. Vasinkevich’s wife and children, owns a two-thirds membership interest in Revere. Mr. Rubin and a trust for the benefit of his children own a one-third membership interest in Revere. Mr. Rubin is the sole trustee of the ARF Trust and the wife and children of Michael Vasinkevich, our Vice Chairman, are its beneficiaries. Mr. Rubin has sole voting and investment power over all of the shares owned by Revere.

(8)	Includes 319,500 shares underlying RSUs.
(9)	Includes 10,000 shares underlying options that are currently exercisable or exercisable within 60 days of March 1, 2011 and 39,768 shares underlying RSUs.
(10)	Includes 10,000 shares underlying options that are currently exercisable or exercisable within 60 days of March 1, 2011 and 30,000 shares underlying RSUs.
(11)	Includes 485,980 shares underlying options that are currently exercisable or exercisable within 60 days of March 1, 2011 and 3,828,804 shares underlying RSUs.
(12)	The information with respect to this 5% stockholder has been derived from the Schedule 13G filed by the holder with the SEC on January 6, 2010.

* * * * * * * * *

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          Under our bylaws, the number of directors at any one time may not be less than one or more than eleven. The maximum number of directors at any one time may be increased by a vote of a majority of the directors then serving. Currently, the Board consists of ten members, six of whom qualify as “independent” under the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market, Inc. (“NASDAQ”). Our charter provides for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified. It is anticipated that the Board will meet at least quarterly.

          The nominees named herein are presently members of the Board, and each nominee has consented to serve as a director if elected at this year’s Meeting. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that the Board may nominate as a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Nominees standing for election to the Board

Name	Age	Title

Wesley K. Clark	66	Chairman and Director
Michael Vasinkevich	43	Vice Chairman and Director
Edward Rubin	43	Chief Executive Officer (Principal Executive Officer) President and Director
John J. Borer III	53	Senior Managing Director, Head of Investment Banking and Director
Winston Churchill	70	Director
Richard M. Cohen	60	Director
Peter F. Drake	57	Director
Sam Dryden	61	Director
Mark L. Friedman	63	Director
Marvin I. Haas	68	Director

          The principal occupation and business experience for each nominee is set forth in the section entitled Management above.

The Board recommends a vote “FOR” the election of the nominees named above and proxies that are signed and returned will be so voted unless otherwise instructed.

* * * * * * * * *

CORPORATE GOVERANCE AND BOARD COMMITTEES

Board Composition

          Currently, the Board consists of ten members. Our charter provides for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified. The Annual Meeting to which this Proxy Statement relates is the Company’s 2011 Annual Meeting.

Leadership Structure

          The Board considers and establishes the appropriate leadership structure for the Company. The Board has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both chief executive officer and chairman of the Board. The Board believes that it is important to retain the flexibility to make this determination based on the circumstances at the time of the determination, recognizing that no single leadership structure will best serve the Company in all cases. This allows the Board to use its broad experience and knowledge to elect the most qualified director as chairman of the Board, while maintaining its ability to separate the roles of chairman and chief executive officer. In making this determination, the Board will consider the advantages that come from having leadership of the Board by a person other than the chief executive officer. Even if a single person were to fill both roles, the Board anticipates that it would appoint a director to serve separately as the presiding or lead non-management director in order to preserve those advantages.

          General Wesley K. Clark serves as our chairman of the Board, and Edward Rubin serves as our chief executive officer and president. The chairman of the Board has the authority to call meetings of the non-management directors, provides input in setting the agenda for Board meetings, is the principal contact for receipt of communications to non-management directors from stockholders, acts as the key Board liaison with the chief executive officer, chairs meetings of the Board including executive sessions, and communicates the Board’s feedback to the chief executive officer. This ensures full involvement in decision-making by te non-management directors. The chairman also approves meeting agendas and ensures that there is sufficient time for discussion of all agenda items.

          The Board believes that General Clark’s diverse work experience, his education, and his demonstrated leadership ability make him the best choice currently to serve as our chairman of the Board.

Director Independence

          Six of our ten directors, Messrs. Cohen, Churchill, Drake, Dryden, Friedman and Haas, qualify as independent under the rules and regulations of the SEC and NASDAQ.

Board Meetings

          The Board met seven times during 2010. A majority of the directors attended all of the meetings of the Board. All persons who were directors during 2010 attended at least 75% of the meetings of the Board and each Committee upon which he was then serving. Absent special circumstances, each director is expected to attend the annual meeting of stockholders. All of our directors attended the 2010 Annual Meeting.

Committees Established by the Board

          The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has three members, all of whom qualify as “independent” under the rules and regulations of the SEC and NASDAQ.

          Audit Committee. The Board has appointed Richard Cohen, Winston Churchill and Peter F. Drake as the members of the Audit Committee. Mr. Cohen is the chairman of the committee and also qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and NASDAQ. The Audit Committee reviews and reports to the Board on our internal accounting and financial controls and on the accounting principles and auditing practices and procedures to be employed in preparing and reviewing our consolidated financial statements. The Audit Committee is also responsible for engaging and overseeing our independent public auditors, the scope of the audit to be undertaken by such auditors and the pre-approval of any audit and permitted non-audit services provided by such auditors. During 2010, the Audit Committee held five meetings. We have adopted a Charter establishing and governing the Audit Committee, a copy of which is posted on our website at www.rodm.com.

          Compensation Committee. The Board has appointed Mark L. Friedman, Sam Dryden and Marvin I. Haas as the members of the Compensation Committee. Mr. Friedman serves as chairman of the committee. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees, including the determination in its discretion of the amount of annual bonuses, if any, for our executive officers and other professionals, and the establishment and administration of employee benefit plans. The Compensation Committee exercises all authority under our employee equity incentive plans and will advise and consult with our senior executives as may be requested regarding managerial personnel policies. During 2010, the Compensation Committee held six meetings. We have adopted a Charter establishing and governing the Compensation Committee, a copy of which is posted on our website at www.rodm.com.

          Nominating and Corporate Governance Committee. The Board has appointed Winston Churchill, Peter F. Drake and Mark L. Friedman as the members of the Nominating and Corporate Governance Committee. Mr. Churchill serves as chairman of the committee. The Nominating and Corporate Governance Committee identifies and recommends nominees to the Board and oversees compliance with our corporate governance guidelines. During 2010, the Nominating and Corporate Governance Committee held one meeting. We have adopted a Charter establishing and governing the Nominating and Corporate Governance Committee, a copy of which is posted on our website at www.rodm.com.

          Executive Session. The non-management directors of the Board meet in executive session at each meeting of the Board. The non-management directors have the authority to retain outside consultants and to schedule additional meetings in their discretion.

Stockholder Recommendation for Director Nominations

          As noted above, the Nominating and Corporate Governance Committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. Recommendations of stockholders should be sent to us in a timely manner, either in person or by certified mail, to the attention of our Corporate Secretary. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation but must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected. The Nominating and Corporate Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Nominating and Corporate Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating and Corporate Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management and other members of the Board. Although the Nominating and Corporate Governance

Committee has not adopted a formal policy regarding diversity, it considers a broad range of factors in evaluating a candidate, including the advantages to Rodman that come from having a Board comprised of persons with diverse experiences and perspectives. Thus, the consideration of diversity is not limited to matters of race, gender or national origin, but encompasses the applicant’s broad background and is evaluated in light of the existing composition of the Board.

Communications with Non-Management Members of the Board

          The Company’s Corporate Governance Policies set forth a process by which stockholders and other interested third parties can send communications to the non-management members of the Board.  When interested third parties have concerns, they may make them known to the non-management directors by communication via https://rodmanandrenshaw.silentwhistle.com/ethfeedback/index.jsp or toll free number (866) 851-9745.  All such correspondence is provided to the presiding chairman at, or prior to, the next executive session held at a regular Board meeting.

* * * * * * * * *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

          We were the representative of the underwriters in the initial public offering of Vector Intersect Security Acquisition Corp. (“Vector”) which was consummated in April 2007. Vector was a special purpose acquisition company (SPAC) targeting the homeland security, national security and/or command and control industries. Pursuant to the underwriting agreement, we agreed to deposit a portion of our underwriting fees into the SPAC trust account until the earlier of a business combination or the liquidation of the trust account. We also agreed to forfeit any rights to such fees unless Vector successfully consummated a business combination. In December 2008, Vector consummated a business combination transaction. In connection with that transaction, we agreed to lend to Vector approximately $1.8 million of the funds held in the trust account for our benefit. The loan is evidenced by an unsecured promissory note bearing interest at the rate of 8% per annum and due on June 30, 2014. At December 31, 2010, the outstanding note balance was approximately $2 million. Winston Churchill, who became a director of the Company in October 2007, was a director and principal stockholder of Vector at the time of the transactions described above.

Director and Officer Indemnification

          We have entered into indemnity agreements with our directors and officers indemnifying them against all losses, damages, costs and expenses incurred by them arising out of their service in such capacity, subject to the limitations imposed by Delaware law. This agreement is in addition to our indemnification obligations under our bylaws.

Tax Indemnification Agreement

          Prior to the July 10, 2007, we operated as a limited liability company (treated as a partnership for income tax purposes) and, as such, our former members, including Revere, generally, will be liable for adjustments to taxes (including federal and state income taxes) attributable to our operations prior to July 10, 2007. In connection with our conversion to a corporation which occurred on July 10, 2007, we entered into a tax indemnification agreement to indemnify our former members, including Revere, and their respective members and stockholders, including John J. Borer III, Edward Rubin and a trust for the benefit of the wife and children of Michael Vasinkevich, against increases in taxes that relate to our activities prior to becoming a corporation. The tax indemnification agreement includes provisions that permit us to control any tax proceeding or contest which might result in our being required to make a payment under the tax indemnification agreement.

Policies and Procedures for Related Party Transactions

          We have adopted a code of business conduct and ethics, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent committee of the Board in the case where it is inappropriate for our Audit Committee to review such a transaction due to a conflict of interest. All of our directors, executive officers and employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. The Audit Committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Audit Committee determines in the good faith exercise of its discretion.

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COMPENSATION OF DIRECTORS

          Each member of the the Board who is not an employee receives, as compensation for service on the board: (i) an annual retainer of $20,000; (ii) $1,000 for each meeting of the board attended either in person or telephonically; and (iii) $750 for each committee meeting attended either in person or telephonically. In addition, each committee chairman receives an additional annual retainer as follows: (i) Audit Committee — $12,500; (ii) Compensation Committee — $7,500; and (iii) Nominating and Corporate Governance Committee — $5,000. Such additional compensation is intended to reflect special efforts of such board members. No equity awards were granted to non-employee directors in 2010. In 2009, each non-employee director received a RSU grant covering 30,000 shares of Rodman common stock, 10,000 of which vested on the date of grant, 10,000 of which vested on the first anniversary of the grant date in 2010 and 10,000 of which will vest on the second anniversary of the grant date in 2011, subject to forfeiture and accelerated vesting upon specified events. In addition, settlement of all of the RSUs generally is deferred for two years following the final vesting date. Board members are reimbursed for reasonable travel expenses associated with attending any board or committee meetings.

          The following table sets forth the compensation paid to members of our Board who are not “named executive officers” for the year ended December 31, 2010.

Director Compensation - 2010

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total

Wesley K. Clark(2)	—	—	$250,000	$250,000
Sam Dryden	$32,250	—	—	32,250
Richard Cohen	43,275	—	—	43,275
Winston Churchill	35,500	—	—	35,500
Peter F. Drake	29,500	—	—	29,500
Mark L. Friedman	40,500	—	—	40,500
Marvin I. Haas	31,250	—	—	31,250

(1)	At December 31, 2010, directors held the following number of outstanding options, unvested RSUs and vested RSUs that are deferred as to settlement:

	Awards Held at December 31, 2010

Name	Options	Unvested RSUs	Vested RSUs

Wesley K. Clark	425,980	- 0 -	- 0 -
Sam Dryden	10,000	10,000	29,768
Richard Cohen	10,000	10,000	29,768
Winston Churchill	10,000	10,000	20,000
Peter F. Drake	10,000	10,000	29,768
Mark L. Friedman	10,000	10,000	20,000
Marvin I. Haas	10,000	10,000	20,000

(2)

General Clark is an employee, and receives no separate compensation for service as a member of the Board. His compensation is described below. The amount in the column “All Other Compensation” represents the amount of compensation we paid to him in 2010.

          Wesley K. Clark is employed as the Chairman of the Board and serves as a member of the Board. His employment commenced January 30, 2006. Under his current employment agreement, he receives an annual base salary of $250,000. In addition, he is eligible to receive the following cash bonuses: (i) up to 15% of fees received by R&R, Rodman’s broker-dealer affiliate, in connection with any transaction introduced by him; and (ii) a discretionary amount at the end of each calendar quarter. In addition, the agreement: (i) granted him options to purchase 425,980 shares of Rodman common stock at $3.78 per share, all of which were vested at December 31, 2008; and (ii) provides for payment of an amount if there is a “Change of Control Event” during the period of employment. In general, the amount cannot exceed $1,514,942, and would be reduced to the extent that the fair market value of a share of Rodman common stock is less than $3.78 per share (as adjusted) on the date of the Change of Control Event. Rodman may make the payment, in its absolute discretion, in cash or other property, including the shares or other property which may have been received in the transaction which constituted the Change of Control Event. A “Change of Control Event,” in general, means the acquisition by any one person, or a group, of more than 50% of the total fair market value or total voting power of Rodman’s capital stock or of substantially all of our assets.

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EXECUTIVE COMPENSATION

          The following table describes the components of the total compensation paid to our named executive officers for 2010 and 2009.

Summary Compensation Table

	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation	Total

Principal Executive Officer
Edward Rubin	2010	$150,000	$2,989,182	$2,052,000	$—	$5,191,182
President and Chief Executive Officer(2)	2009	$150,000	$2,637,794	$—	$—	$2,787,794

Principal Accounting Officer
David Horin	2010	$200,000	$350,000	$119,000	$—	$669,000
Chief Financial Officer	2009	$200,000	$350,000	$31,910	$—	$581,910

Michael Vasinkevich	2010	$150,000	$2,989,182	$2,052,000	$—	$5,191,182
Vice Chairman	2009	$150,000	$3,637,794	$—	$—	$3,787,794

John J. Borer III	2010	$150,000	$852,533	$410,400	$—	$1,412,933
Head of Investment Banking	2009	$150,000	$1,575,825	$—	$—	$1,725,825

(1)     The stock-based compensation amounts reported in “Stock Awards” column for both years represent the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding estimated forfeitures based on service-based vesting conditions). Rodman determines the fair value of restricted stock and RSUs based on the closing price of its common stock on the date of grant, subject to a discount (reduction) in the case of RSUs that impose restrictions that delay settlement and thus preclude marketability of the underlying shares for periods extending after the lapse of the risk of forfeiture (vesting). Rodman calculates this discount using a protective put method model. In addition, in the case of RSUs that require achievement of a performance goal as a condition to vesting, the valuation shown above assumes achievement of the performance goal in full.

(2) Mr. Rubin became our Chief Executive Officer effective February 9, 2009.

Employment Arrangements with Named Executive Officers

          On November 30, 2010 (the “Effective Date”), we entered into employment agreements (the “Employment Agreements”) with each of Michael Vasinkevich, Edward Rubin and John J. Borer III, for their continued employment with the company as senior managing director and vice chairman, chief executive officer and senior managing director, respectively. Upon execution of the Employment Agreements, their preexisting employment agreements, along with all rights and obligations of the parties thereunder, were immediately terminated. The Employment Agreements are substantially identical and provide, inter alia, as follows:

Term: Each of Messrs. Vasinkevich, Rubin and Borer are “at will” employees.

Base Salary: $150,000 per annum, payable according to the company’s prevailing payroll schedule.

Signing Bonus: Each of Messrs. Vasinkevich, Rubin and Borer were granted a signing advance (retention bonus) equal to $850,000, $850,000 and $250,000, respectively. In the event that Messrs. Vasinkevich, Rubin and Borer terminates his employment with Rodman on or prior to November 30, 2011, other than for “Good Reason” (as defined), or his employment is terminated by Rodman for “Cause” (as defined), such executive has agreed to promptly reimburse Rodman for the full amount of such advance. The advance shall be fully earned and non-reimbursable (a) if the executive remains in the continuous employ of Rodman through November 30, 2011, (b) in the event that, on or prior to November 30, 2011, the executive terminates his employment with Rodman for “Good Reason” (as defined), (c) in the event that, on or prior to November 30, 2011, the executive employment is terminated by Rodman other than for “Cause” (as defined), or (d) in the event of the executive’s death on or before November 30, 2011.

RSU Grant: Each of Messrs. Vasinkevich, Rubin and Borer received an RSU grant of 1.5 million, 1.5 million and 0.3 million shares, respectively, under Rodman’s 2010 Stock Award and Incentive Plan, which RSU grant vests ratably, subject to the achievement of stated performance benchmarks, in fifths on February 28, 2012, 2013, 2014, 2015 and 2016, respectively. The RSU is subject to accelerated vesting and forfeiture upon the occurrence of stated events. The performance benchmarks for vesting in each year require that the Company have achieved non-GAAP net income before executive bonuses plus or minus adjustments for certain events related to non-cash principal transactions, non-recurring legal fees and the impairment of goodwill and other intangible assets, as calculated consistent with past practice, for the respective preceding calendar year.

Incentive Compensation: Each executive is eligible to receive a bonus, to be determined at the sole discretion of the Rodman board of directors and payable in accordance with Rodman’s then prevailing policy, including the payment of a pro rata bonus based upon actual full year performance in the event of the executive’s termination other than for Cause or the executive terminates his employment for Good Reason.

Benefits. Each individual is entitled to participate in any retirement plans, insurance, health, disability or other benefit plan or program that is maintained by Rodman.

          In February 2008, we entered into an at-will employment agreement with Mr. David Horin, our vice president and chief financial officer. Mr. Horin’s employment commenced on March 17, 2008. Pursuant to the agreement, Mr. Horin serves at the pleasure of the Board and is entitled to receive base compensation of $200,000 per year plus an annual bonus to be determined in accordance with Rodman’s prevailing compensation practices except that, for calendar years 2008 and 2009 the agreement provided that such bonus would not be less than $350,000 per annum. Rodman is permitted to pay a portion of such bonus in the form of equity awards. In addition, in 2008 Mr. Horin was granted an equity award the form of which is 100,000 RSUs which vested or will vest in three annual installments on the first, second and third anniversary of the grant date, provided Mr. Horin has not been terminated for cause or voluntarily terminated prior to vesting, and which will be subject to accelerated vesting in the event of death, disability, termination without cause, termination for good reason, and termination upon a change in control.

2010 Stock Award and Incentive Plan

          In 2010 the Board adopted and our stockholders approved the 2010 Stock Award and Incentive Plan (the “2010 Plan”) to replace the Company’s 2007 Stock and Incentive Plan (the “2007 Plan”). The Board approved the 2010 Plan to:

•	attract, retain, motivate and reward officers, employees, directors, consultants and advisors to Rodman and its subsidiaries and affiliates;
•	strengthen Rodman’s capability to develop and direct a competent management team;
•	provide equitable and competitive compensation opportunities;
•	authorize incentive awards that appropriately reward achievement of our goals and recognize individual contributions without promoting excessive risk; and
•	promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

          The 2010 Plan makes four million shares of common stock available for equity awards, representing approximately 12% of the shares of Rodman common stock outstanding at January 1, 2011. In addition, shares that remain available under the 2007 Plan are also available under the 2010 Plan. Shares subject to outstanding awards under the 2007 Plan may become available for further grant under the 2010 Plan if such shares are not delivered to the participant, in accordance with the share counting rules in the 2010 Plan. In addition, the 2010 Plan provides for cash incentive awards, including annual incentive awards, which previously were granted under our Executive Bonus Plan.

          The 2010 Plan authorizes a broad range of awards, including:

•	stock options
•	stock appreciation rights (“SARs”)
•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer
•

deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (we generally refer to forfeitable deferred stock as “restricted stock units”)

•	other awards based on Common Stock
•	dividend equivalents
•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives)
•	cash-based performance awards tied to achievement of specific performance objectives
•	shares issuable in lieu of rights to cash compensation.

          For 2010, the Compensation Committee authorized annual incentive awards to executive officers under the 2010 Plan. The annual incentive awards would become payable for fiscal 2010 performance only if a corporate performance goal is achieved, specifically that non-GAAP net income before payment of executive bonuses is a positive dollar amount. This non-GAAP net income amount is adjusted upward and downward to adjust for certain effects of non-cash principal transactions, non-recurring legal fees and the impairment of goodwill and other intangible assets. If the specified level of this performance measure is achieved, the level of achievement of certain other performance goals – including goals relating to operating profit and net revenues from investment banking (placement transactions), merchant banking and principal investing transactions -- would also be considered by the Compensation Committee to determine the final amount of the annual incentive award. The payouts to those executives for 2010 reflecting the level of achievement of the performance goals, which are included in the Bonus column of the Summary Compensation Table, was $2,139,182 for each of Messrs. Rubin and Vasinkevich, and $602,533 for Mr. Borer.

          For 2010, the Compensation Committee approved a discretionary bonus to Mr. Horin of $350,000. This amount was the same level of bonus as paid in 2008 and 2009. The Committee approved this bonus based on their subjective judgment as to competitive compensation levels for the position of chief financial officer and in view of Mr. Horin’s good performance in that capacity in 2010.

Equity Compensation Plan Information

          The following table summarizes the options and restricted stock units outstanding and shares available for future grant of equity awards under the 2010 Plan and the 2007 Plan as of December 31, 2010. The shares covered by outstanding options and restricted stock units and the exercise prices of options are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Equity Compensation Plan Table

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation Plans Approved By Security Holders	7,329,880(1)	$0.04(2)	4,418,794(3)

Equity Compensation Plans Not Approved By Security Holders	4,046,812(4)	$4.06	-0-

Total	11,376,692	$1.47(5)	4,418,794

(1)

Includes options covering 60,000 shares having an exercise price of $5.00 per share and restricted stock units covering 7,269,880 shares, but excludes outstanding restricted stock (which awards under SEC rules do not constitute options, warrants or rights).

(2)

Weighted average is calculated for both options and RSUs, in accordance with SEC rules, although RSUs do not have an exercise price. If only options were included in this calculation (i.e., excluding RSUs), the weighted average exercise price of the outstanding options would have been $5.00.

(3)

Of the shares remaining available for future equity awards, all of such shares could be granted in the form of either stock options or restricted stock, restricted stock units, or other full value awards.

(4)	These are options granted prior to Rodman becoming a public reporting company.

(5)

Weighted average is calculated for both options and RSUs, in accordance with SEC rules, although RSUs do not have an exercise price. If only options were included in this caluclation (i.e., excluding RSUs), the weighted average exercise price of the outstanding optons would have been $4.07.

Outstanding Equity Awards At Fiscal Year End—Fiscal 2010

          The following table shows information concerning outstanding equity awards held by the named executive officers on December 31, 2010.

Name	Number of shares or units of stock that have not vested(1)		Market value of shares or units of stock that have not vested ($) (2)

Edward Rubin	1,500,000	(3)	4,290,000

John J. Borer III	300,000	(3)	858,000

David Horin	207,496	(4)	593,439

Michael Vasinkevich	1,500,000	(3)	4,290,000

(1)	All awards in this column are RSUs.
(2)	Market value is calculated based on the closing price per share of common stock on December 31, 2010 of $2.86.

(3)

The RSU grant vests ratably, subject to the achievement of stated performance benchmarks, as to 20% of the underlying shares on February 28, 2012, 2013, 2014, 2015 and 2016. The RSUs are subject to accelerated vesting in certain circumstances upon death, disability, termination without cause, termination for good reason (as defined in the applicable employment agreement) and termination upon a change in control event.

(4)

33,333 RSUs were granted on March 17, 2008 and vest on March 16, 2011; 5,503 were granted on August 15, 2008 and vest on August 15, 2011; 49,495 were granted on February 6, 2009 and vest in equal portions on February 6, 2011 and February 6, 2012; 19,165 were granted on December 29, 2009 and vest in equal portions on December 29, 2011 and December 29, 2012; and 100,000 were granted on March 17, 2010 and vest in equal portions on each of the first three anniversaries of the grant date. These awards are subject to accelerated vesting in the event of death, disability, termination without cause, termination for good reason (as defined in Mr. Horin’s employment agreement) and termination upon a change in control event.

Compensation Committee Interlocks and Insider Participation

             None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities that are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

             Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended December 31, 2010, we believe that our directors, officers and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirements.

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PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

          KPMG LLP (“KPMG”) has been our independent auditor since 2008. Their audit report appears in our annual report for the fiscal year ended December 31, 2010.

          The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Selection of the independent accountants is not required to be submitted to a vote of our stockholders for ratification. However, the Board is submitting this matter to stockholders as a matter of good corporate practice. Our Audit Committee approved the engagement of KPMG as our independent accountants for the fiscal year ending December 31, 2011. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will take that into consideration and may retain another firm without re-submitting the matter to the stockholders, to audit our accounts for the 2011 fiscal year. Even if stockholders ratify the selection of KPMG, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

          A representative of KPMG is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

The Board Unanimously Recommends a Vote FOR this Proposal
and Proxies that are Signed and Returned Will Be So Voted
Unless Otherwise Instructed

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REPORT OF THE AUDIT COMMITTEE TO THE BOARD

          The Audit Committee of the Board is responsible for providing oversight of our accounting and financial reporting functions. The Board appoints the Audit Committee and its chairman annually, with the committee consisting of at least three directors.

          The Audit Committee received the written communications from KPMG LLP, the Company’s independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2010 is compatible with maintaining KPMG LLP’s independence and has discussed with KPMG LLP the firm’s independence from the Company.

          Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon.

          The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2010.

          Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee, exercising its business judgment, recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

          This report is submitted on behalf of the members of the Audit Committee:

Richard Cohen, Chairman
Winston Churchill
Peter F. Drake

          Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities
Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Committee Pre-Approval Policy

          Under the policies and procedures established by our Audit Committee, each engagement for audit and permissible non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. The preapproval policy prohibits the independent registered public accounting firm from providing the following services: bookkeeping or other services related to our accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management function services; human resource services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

Service Fees Paid to the Independent Registered Public Accounting Firm

          KPMG served as our independent auditors with respect to the fiscal years ended December 31, 2009 and 2010. The following is the breakdown of the aggregate fees billed by KPMG for the last two fiscal years:

KPMG

	2010	2009

Audit Fees	$794,000	$980,000
Audit Related Fees(1)	130,536	40,113

Total	$924,536	$1,020,113

(1)          Audit services in connection with accounting consultations, due diligence procedures and internal control reviews.

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ANNUAL REPORT TO STOCKHOLDERS

          We have enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“Annual Report”) with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2010, along with other financial information and management discussion us, which we urge you to read carefully.

          You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

•	accessing the Investor Relations section of our website at http://www.rodm.com;

•	writing to:

Rodman & Renshaw Capital Group, Inc. – Investor Relations
1251 Avenue of the Americas
New York, NY 10020; or

•	telephoning us at: (212) 356-0500.

          You can obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

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STOCKHOLDERS PROPOSALS FOR 2012 ANNUAL MEETING

          Pursuant to the rules of the SEC, stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2012 must be received by the Company not later than December 6, 2011, and must comply with the SEC’s rules in all other respects.

          Other stockholder proposals to be presented at the annual meeting in 2012, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than March 31, 2012. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Other Information

          The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview, telephone, email, fax, or other electronic communication by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for benefical owners of our common stock.

          Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this proxy statement.

Householding

          The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report from us directly, please contact us by:

•	writing to:

Rodman & Rensaw Capital Group, Inc. – Investor Relations
1251 Avenue of the Americas
New York, NY 10020; or

•	telephoning us at: (212) 356-0500.

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IMPORTANT NOTICE

ATTENDANCE AT ANNUAL MEETING

          For building and personnel security reasons, all stockholders of record desiring to attend the Annual Meeting in person must so indicate by checking the box on the accompanying proxy card.

          All stockholders whose shares are held in street name in a brokerage or other account should contact such broker or custodian of such account to obtain instructions to receive building security clearance. In the interest of building and employee security, anyone not complying with the foregoing procedures will not be admitted to the meeting. No exceptions will be made.

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OTHER MATTERS

          Our Board does not know of any matters that are to be presented for action at the Meeting other than those described in this Proxy Statement. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Important notice regarding Internet availability of proxy materials for the 2011 Annual Meeting to be held on May 6, 2011

The proxy materials for the Annual Meeting, including the Proxy Statement and 2010 Annual Report on
Form 10-K, are available online at http://www.rodm.com

BY ORDER OF THE BOARD

Gregory R. Dow, Secretary

Dated: April 4, 2011

PROXY CARD

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

RODMAN & RENSHAW CAPITAL GROUP, INC.
1251 AVENUE OF THE AMERICAS
NEW YORK, NY 10020
(212) 356-0500 Telephone

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
RODMAN & RENSHAW CAPITAL GROUP, INC.
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2011.

The undersigned hereby appoints Edward Rubin and David Horin as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of Common Stock of Rodman & Renshaw Capital Group, Inc. (the “Company”) held of record by the undersigned on March 29, 2011, at the Annual Meeting of Stockholders of the Company, to be held at our corporate headquarters located at 1251 Avenue of the Americas, New York, New York 10020, 20th Floor, on May 6, 2011 at 9:00 A.M., EDT, or any adjournment thereof and hereby revokes all previously executed proxies.

Important notice regarding Internet availability of proxy materials for the 2011 Annual Meeting to be held on May 6, 2011

The proxy materials for the Annual Meeting, including the Proxy Statement and 2010 Annual
Report on Form 10-K are available online at http://www.rodm.com

INSTRUCTIONS: PLEASE INDICATE YOUR SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW.

1. ELECTION OF DIRECTORS.
Wesley K. Clark	John J. Borer III	Peter F. Drake	Marvin I. Haas
Michael Vasinkevich	Winston Churchill	Sam Dryden
Edward Rubin	Richard M. Cohen	Mark L. Friedman

☐ FOR THE ELECTION OF ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT:

2.     TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2011 FISCAL YEAR.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

Please indicate whether you will attend the annual meeting of stockholders on May 6, 2011.

I ☐ plan	☐ do not plan to attend the annual meeting.

[NOTE: the foregoing is required for building security clearance.]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Dated: _____________, 2011

Signature of Stockholder

Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.